NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
July 29, 2014	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Second Quarter 2014 Results

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income of $7.01 million for the quarter and $12.73 million for the six months ended June 30, 2014. Net income available to common shareholders totaled $6.78 million, or $0.36 per diluted common share, for the quarter and $12.28 million, or $0.65 per diluted common share, for the six months ended June 30, 2014. Core earnings totaled $6.87 million for the quarter and $12.73 million for the six months ended June 30, 2014.

Second Quarter 2014 Highlights –

•	Diluted earnings per common share of $0.36 represents an increase of 24.1% over $0.29 reported for the first quarter of 2014 and an increase of 38.5% over $0.26 reported for the second quarter of 2013.
•	The Company announced the pending acquisition of seven branches in southwest Virginia and central North Carolina with deposits of approximately $440 million.
•	The Company recently announced an 8.3% increase in the cash dividend to common shareholders.
•	The non-covered loan portfolio increased $67.7 million compared to year-end 2013 and $119.3 million compared to the second quarter of 2013. This marks the fifth consecutive quarter non-covered loan growth has exceeded covered loan declines.
•	Annualized growth in the non-covered loan portfolio was 9.6% during the quarter.
•	Non-covered delinquent loans as a percentage of total non-covered loans experienced a significant decrease of 86 basis points, or 34.0%, to 1.67% compared to the second quarter of 2013. The decrease is attributed to an $11.7 million, or 40.0%, decrease in non-covered nonaccrual loans.
•	Net charge-offs of $1.03 million were a decrease of 45.0% from $1.87 million in first quarter 2014 and 79.2% from $4.93 million in second quarter 2013.
•	The Company significantly exceeds regulatory “well capitalized” targets as of June 30, 2014, with a total risk-based capital ratio of 16.4%, a Tier 1 risk-based capital ratio of 15.2%, and a Tier 1 leverage ratio of 10.4%.

Net Interest Income

The tax equivalent net interest margin increased to 4.08% for the second quarter of 2014 compared with 4.07% for the same quarter of 2013. Net interest income decreased $794 thousand, or 47%, to $22.07 million for the second quarter of 2014 compared with the same quarter of 2013. Total interest income decreased $1.32 million, or 4.81%, to $26.09 million for the second quarter of 2014 compared with the same quarter of 2013. The tax equivalent yield on loans decreased 38 basis points to 5.38% while the average loan balance increased $55.80 million, or 3.30%, to $1.75 billion for the second quarter of 2014 compared with the same quarter of 2013.

Loan interest accretion stemming from the Peoples and Waccamaw acquisitions totaled $2.79 million for the second quarter of 2014, of which $1.25 million was received in cash, compared to $3.76 million for the same quarter of 2013, of which $1.71 million was received in cash. The normalized net interest margin for the second quarters of 2014 and 2013, which excludes non-cash loan interest accretion, was 3.80% and 3.71%, respectively. The normalized yield on loans for the second quarters of 2014 and 2013 was 5.03% and 5.27%, respectively.

Total interest expense decreased $525 thousand, or 11.54%, to $4.03 million for the second quarter of 2014 compared with the same quarter of 2013. Deposit costs decreased $448 thousand, or 19.62%, to $1.84 million for the second quarter of 2014 compared with the same quarter of 2013, reflecting a 9 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs decreased $77 thousand, or 3.40%, to $2.19 million for the second quarter of 2014 compared with the same quarter of 2013. The average rate paid on interest-bearing liabilities decreased 7 basis points to 0.86% for the second quarter of 2014 compared with the same quarter of 2013. The average balance of interest-bearing liabilities decreased $79.79 million, or 4.09%, to $1.87 billion for the second quarter of 2014 compared with the same quarter of 2013, which included a $68.05 million decrease in average interest-bearing deposits and a $11.74 million decrease in average total borrowings.

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Noninterest Income

Noninterest income increased $756 thousand, or 11.04%, to $7.60 million for the second quarter of 2014 compared with the same quarter of 2013, which was largely due to a decrease in the net negative amortization related to the FDIC indemnification asset and an increase in other operating income offset by a decrease in wealth management income and a net impairment loss on securities. Other operating income increased $398 thousand, or 39.41%, for the second quarter of 2014 compared with the same quarter of 2013. The increase in other operating income included a $536 thousand death benefit received in a life insurance settlement. Wealth management revenues decreased $253 thousand, or 26.06%, for the second quarter of 2014 compared with the same quarter of 2013. The Trust and Wealth Management Divisions reported $709 million in combined assets under management as of June 30, 2014. Insurance commissions increased $146 thousand, or 11.16%, for the second quarter of 2014 compared with the same quarter of 2013. Net amortization expense relating to the FDIC indemnification asset decreased $726 thousand, or 43.68%, during the second quarter of 2014, compared to the same quarter of 2013 as a result of less accretion recognized on non-impaired acquired loans. The Company incurred other-than-temporary impairment charges of $254 thousand during the second quarter of 2014 related to a non-Agency mortgage-backed security. Service charges on deposits and other service charges and fees increased $165 thousand, or 3.23%, for the second quarter of 2014 compared with the same quarter of 2013. The Company realized a $59 thousand net loss on the sale of securities for the second quarter of 2014, which was a decrease of $172 thousand compared to a net gain of $113 thousand in the same quarter of 2013.

Noninterest Expense

Noninterest expense decreased $370 thousand, or 2.00%, to $18.16 million for the second quarter of 2014 compared with the same quarter of 2013. Salaries and employee benefits experienced a slight increase of $83 thousand, or 0.83%, to $10.04 million for the second quarter of 2014 compared with the same quarter of 2013. Full-time equivalent employees totaled 743 as of June 30, 2014, a decrease of 30 employees compared with the same period of the prior year. Occupancy, furniture, and equipment expenses decreased $312 thousand, or 10.08%, to $2.78 million for the second quarter of 2014 compared with the same quarter of 2013. Other operating expense decreased $117 thousand, or 2.43%, to $4.70 million for the second quarter of 2014 compared with the same quarter of 2013, which was primarily due to decreases in legal and marketing expenses offset by increases in service fees and ATM processing expense. Other operating expense included a net loss on sales and expenses associated with other real estate owned of $254 thousand for the second quarter of 2014 compared to $170 thousand for the same quarter of 2013. The efficiency ratio for the second quarter of 2014 was 59.51% compared to 60.60% for the second quarter of 2013.

Allowance for Loan Losses and Asset Quality

The total allowance for loan losses was reduced to $23.91 million as of June 30, 2014, compared with $24.08 million as of December 31, 2013, and $23.12 million as of June 30, 2013. As of June 30, 2014, $23.50 million of the allowance was attributed to the legacy portfolio, $273 thousand was attributed to the acquired Peoples portfolio, and $137 thousand was attributed to the acquired Waccamaw portfolio. Non-covered loans and other real estate owned are those assets not covered by loss share agreements between the FDIC and the Bank in relation to the acquisition of Waccamaw. The allowance for loan losses, excluding purchased credit impaired (“PCI”) loans, as a percentage of non-covered loans was 1.44% as of June 30, 2014, compared with 1.50% as of December 31, 2013, and 1.47% as of June 30, 2013. Activity in the allowance in the second quarter of 2014 included a provision for loan losses charged to operations of $1.28 million, a decrease of $1.93 million, or 60.09%, compared to a net provision of $3.21 million recorded in the same quarter of the prior year. Other allowance activity in the second quarter of 2014 included a net recovery of previous impairments recorded through the FDIC indemnification asset of $138 thousand due to better than expected performance in the Waccamaw PCI loan portfolio. Net charge-offs decreased $727 thousand, or 41.42%, in the second quarter of 2014 compared with the fourth quarter of 2013 and decreased $3.91 million, or 79.16%, compared with the second quarter of 2013. The ratio of annualized net charge-offs to average non-covered loans improved to 0.26% for the second quarter of 2014, which represents a decrease of 105 basis points compared with 1.31% for the second quarter of 2013.

Asset quality in the non-covered portfolio continues to improve as non-covered delinquent loans, which are comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans showed a significant decrease to 1.67% as of June 30, 2014, compared to 2.53% for the same period of the prior year. Non-covered nonaccrual loans totaled $17.46 million as of June 30, 2014, compared to $19.16 million as of December 31, 2013, and $29.13 million as of June 30, 2013. At quarter end, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 1.19% and non-covered nonperforming assets as a percentage of total non-covered assets were 1.03%.

Total nonperforming assets, including covered and non-covered loan portfolios, consisted of $18.42 million in nonaccrual loans, $109 thousand in accruing loans past due 90 days or more, $1.88 million in unseasoned, accruing troubled debt restructurings, and $14.51 million in other real estate owned as of June 30, 2014. In comparison, total nonperforming assets consisted of $22.51 million in nonaccrual loans, $86 thousand in accruing loans past due 90 days or more, $1.31 million in unseasoned, accruing troubled debt restructurings, and $14.86 million in other real estate owned as of December 31, 2013. In addition, total non-covered nonperforming assets decreased $2.76 million, or 9.92%, and total covered nonperforming assets decreased $1.10 million, or 10.04%, as of June 30, 2014, compared to December 31, 2013.

2

Balance Sheet and Capital

Consolidated assets totaled $2.58 billion as of June 30, 2014, a decrease of $27.11 million, or 1.04%, compared with $2.60 billion as of December 31, 2013. The change in consolidated assets was driven by a $121.40 million decrease in available-for-sale securities and an $18.97 million decrease in the covered loan portfolio, offset by a $67.67 million increase in the non-covered loan portfolio, a $40.21 million increase in cash and cash equivalents, and an $18.83 million increase in held-to-maturity securities. Consolidated liabilities totaled $2.23 billion as of June 30, 2014, a decrease of $40.98 million, or 1.80%, compared with $2.27 billion as of December 31, 2013. The change in consolidated liabilities was driven by a $27.64 million decrease in deposits and a $16.00 million decrease in federal funds purchased.

During the first six months of 2014, the Company purchased medium-term bonds in the held-to-maturity category and it is expected that this portfolio will continue to grow consistently and will provide the funding necessary to extinguish certain wholesale borrowings as they come due.

Total stockholders’ equity increased to $342.48 million as of June 30, 2014, compared with $328.61 million as of December 31, 2013. Book value per as-converted common share increased to $17.61 as of June 30, 2014, compared with $16.79 as of December 31, 2013. Tangible book value per common share increased to $12.05 as of June 30, 2014, compared with $11.26 as of December 31, 2013. Additionally, the Company repurchased 131,500 common shares at a weighted average cost of $16.30 per share and paid a cash dividend of $0.24 per common share during the first six months of 2014.

The Company significantly exceeds regulatory “well capitalized” targets as of June 30, 2014, with a total risk-based capital ratio of 16.4%, a Tier 1 risk-based capital ratio of 15.2%, and a Tier 1 leverage ratio of 10.4%.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding its operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure that is computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

Tangible book value per common share is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure that is defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

3

About First Community Bancshares, Inc.

First Community Bancshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly-owned subsidiary First Community Bank. First Community Bank operated 63 banking locations throughout Virginia, West Virginia, North Carolina, South Carolina, and Tennessee as of June 30, 2014. First Community Bank offers wealth management and investment services through its wholly-owned subsidiary First Community Wealth Management, a registered investment advisory firm, and the Bank’s Trust Division, which collectively managed $709 million in combined assets as of June 30, 2014. The Company provides insurance services through its wholly-owned subsidiary Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operated 9 insurance locations throughout Virginia, West Virginia, and North Carolina as of June 30, 2014. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol “FCBC”. The Company reported consolidated assets of $2.58 billion as of June 30, 2014. Additional investor information can be found on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in thousands, except share and per share data)	2014	2013	2014	2013
Interest income
Interest and fees on loans held for investment	$23,410	$24,264	$46,244	$49,108
Interest on securities -- taxable	1,537	1,869	3,634	3,755
Interest on securities -- nontaxable	1,099	1,207	2,221	2,415
Interest on deposits in banks	47	72	77	138
Total interest income	26,093	27,412	52,176	55,416
Interest expense
Interest on deposits	1,835	2,283	3,723	4,645
Interest on short-term borrowings	483	579	985	1,169
Interest on long-term borrowings	1,707	1,688	3,375	3,378
Total interest expense	4,025	4,550	8,083	9,192
Net interest income	22,068	22,862	44,093	46,224
Provision for loan losses	1,279	3,205	3,072	4,347
Net interest income after provision for loan losses	20,789	19,657	41,021	41,877
Noninterest income
Wealth management income	718	971	1,726	1,817
Service charges on deposit accounts	3,423	3,315	6,493	6,483
Other service charges and fees	1,850	1,793	3,621	3,579
Insurance commissions	1,454	1,308	3,418	2,974
Net impairment losses recognized in earnings	(254)	-	(518)	-
Net (loss) gain on sale of securities	(59)	113	(14)	230
Net FDIC indemnification asset amortization	(936)	(1,662)	(2,070)	(3,201)
Other operating income	1,408	1,010	2,182	2,827
Total noninterest income	7,604	6,848	14,838	14,709
Noninterest expense
Salaries and employee benefits	10,043	9,960	19,948	20,070
Occupancy expense of bank premises	1,578	1,795	3,356	3,650
Furniture and equipment	1,205	1,300	2,399	2,643
Amortization of intangible assets	178	183	353	362
FDIC premiums and assessments	458	469	892	941
Merger related expense	-	8	-	57
Other operating expense	4,701	4,818	10,395	10,354
Total noninterest expense	18,163	18,533	37,343	38,077
Income before income taxes	10,230	7,972	18,516	18,509
Income tax expense	3,223	2,537	5,784	5,933
Net income	7,007	5,435	12,732	12,576
Dividends on preferred stock	227	253	455	511
Net income available to common shareholders	$6,780	$5,182	$12,277	$12,065

Basic earnings per common share	$0.37	$0.26	$0.67	$0.60
Diluted earnings per common share	0.36	0.26	0.65	0.59
Cash dividends per common share	0.12	0.12	0.24	0.24

Weighted average basic shares outstanding	18,395,996	19,997,991	18,409,414	20,015,247
Weighted average diluted shares outstanding	19,457,237	21,205,078	19,475,333	21,367,146

Return on average assets	1.06%	0.78%	0.96%	0.90%
Return on average common equity	8.38%	5.97%	7.71%	7.03%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands, except share and per share data)	2014	2014	2013	2013	2013
Interest Income
Interest and fees on loans held for investment	$23,410	$22,834	$24,053	$23,439	$24,264
Interest on securities -- taxable	1,537	2,097	2,121	1,999	1,869
Interest on securities -- nontaxable	1,099	1,122	1,159	1,216	1,207
Interest on deposits in banks	47	30	31	42	72
Total interest income	26,093	26,083	27,364	26,696	27,412
Interest Expense
Interest on deposits	1,835	1,888	2,031	2,147	2,283
Interest on short-term borrowings	483	502	536	517	579
Interest on long-term borrowings	1,707	1,668	1,705	1,706	1,688
Total interest expense	4,025	4,058	4,272	4,370	4,550
Net interest income	22,068	22,025	23,092	22,326	22,862
Provision for loan losses	1,279	1,793	1,528	2,333	3,205
Net interest income after provision for loan losses	20,789	20,232	21,564	19,993	19,657
Noninterest Income
Wealth management income	718	1,008	732	863	971
Service charges on deposit accounts	3,423	3,070	3,493	3,582	3,315
Other service charges and fees	1,850	1,771	1,795	1,777	1,793
Insurance commissions	1,454	1,964	1,400	1,559	1,308
Net impairment losses recognized in earnings	(254)	(264)	(320)	-	-
Net (loss) gain on sale of securities	(59)	45	208	(39)	113
Net FDIC indemnification asset amortization	(936)	(1,134)	(1,307)	(1,089)	(1,662)
Other operating income	1,408	774	950	1,458	1,010
Total noninterest income	7,604	7,234	6,951	8,111	6,848
Noninterest Expense
Salaries and employee benefits	10,043	9,905	10,085	11,080	9,960
Occupancy expense of bank premises	1,578	1,778	1,683	1,700	1,795
Furniture and equipment	1,205	1,194	1,035	1,288	1,300
Amortization of intangible assets	178	175	184	183	183
FDIC premiums and assessments	458	434	316	460	469
Merger related expense	-	-	-	-	8
Other operating expense	4,701	5,694	7,452	5,442	4,818
Total noninterest expense	18,163	19,180	20,755	20,153	18,533
Income before income taxes	10,230	8,286	7,760	7,951	7,972
Income tax expense	3,223	2,561	2,436	2,539	2,537
Net income	7,007	5,725	5,324	5,412	5,435
Dividends on preferred stock	227	228	252	261	253
Net income available to common shareholders	$6,780	$5,497	$5,072	$5,151	$5,182

Basic earnings per common share	$0.37	$0.30	$0.27	$0.26	$0.26
Diluted earnings per common share	0.36	0.29	0.26	0.26	0.26
Cash dividends per common share	0.12	0.12	0.12	0.12	0.12

Weighted average basic shares outstanding	18,395,996	18,423,123	19,136,317	20,008,861	19,997,991
Weighted average diluted shares outstanding	19,457,237	19,506,647	20,233,737	21,123,788	21,205,078

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2014	2014	2013	2013	2013	2014	2013
(Amounts in thousands, except per share data)
Net income, GAAP	$7,007	$5,725	$5,324	$5,412	$5,435	$12,732	$12,576
Non-GAAP adjustments:
Net impairment losses recognized in earnings	254	264	320	-	-	518	-
Net loss (gain) on sale of securities	59	(45)	(208)	39	(113)	14	(230)
Net gain on debt prepayment	-	-	-	-	-	-	(296)
Merger related expense	-	-	-	-	8	-	57
Branch closure/consolidation expense	-	-	1,520	-	-	-	-
Other noncore, nonrecurring items	(536)	-	-	1,072	-	(536)	108
Total adjustments to core earnings	(223)	219	1,632	1,111	(105)	(4)	(361)
Tax effect	(84)	82	610	415	(39)	(2)	(135)
Core earnings, non-GAAP	$6,868	$5,862	$6,346	$6,108	$5,369	$12,730	$12,350

Core return on average assets	1.07%	0.92%	0.96%	0.92%	0.80%	0.99%	0.93%
Core return on average common equity	8.49%	7.49%	7.69%	7.19%	6.19%	8.00%	7.20%
Core return on average tangible common equity	12.73%	11.36%	11.47%	10.57%	8.97%	12.06%	10.48%
Core diluted earnings per common share	$0.35	$0.30	$0.31	$0.29	$0.25	$0.65	$0.58

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FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2014	2014	2013	2013	2013	2014	2013
(Amounts in thousands)
Noninterest expense, GAAP	$18,163	$19,180	$20,755	$20,153	$18,533	$37,343	$38,077
Non-GAAP adjustments:
Merger related expense	-	-	-	-	(8)	-	(57)
OREO expense and net loss	(254)	(857)	(970)	(272)	(170)	(1,111)	(795)
Branch closure/consolidation expense	-	-	(1,520)	-	-	-	-
Other noncore, nonrecurring items	-	-	-	(1,072)	-	-	(108)
Adjusted noninterest expense	17,909	18,323	18,265	18,809	18,355	36,232	37,117

Net interest income, GAAP	22,068	22,025	23,092	22,326	22,862	44,093	46,224
Noninterest income, GAAP	7,604	7,234	6,951	8,111	6,848	14,838	14,709
Non-GAAP adjustments:
Tax equivalency adjustment	699	663	662	691	693	1,361	1,388
Net impairment losses recognized in earnings	254	264	320	-	-	518	-
Net loss (gain) on sale of securities	59	(45)	(208)	39	(113)	14	(230)
Net gain on debt prepayment	-	-	-	-	-	-	(296)
Other noncore, nonrecurring items	(536)	-	-	-	-	(536)	-
Adjusted net interest and noninterest income	30,148	30,141	30,817	31,167	30,290	60,288	61,795

Non-GAAP efficiency ratio	59.40%	60.79%	59.27%	60.35%	60.60%	60.10%	60.06%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY BALANCE SHEETS (Unaudited)

	As of the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
(Amounts in thousands)
Cash and due from banks	$47,869	$45,879	$43,598	$47,982	$44,307
Federal funds sold	38,142	22,352	1,817	33,374	22,876
Interest-bearing deposits in banks	10,770	10,771	11,152	11,219	14,936
Total cash and cash equivalents	96,781	79,002	56,567	92,575	82,119
Securities available for sale	398,425	483,864	519,820	545,676	550,158
Securities held to maturity	19,398	8,161	568	567	627
Loans held for sale	459	1,743	883	825	4,621
Loans held for investment, net of unearned income:
Covered under loss share agreements	132,717	143,170	151,682	163,425	184,076
Not covered under loss share agreements	1,626,707	1,588,694	1,559,039	1,533,272	1,507,422
Less allowance for loan losses	(23,911)	(23,798)	(24,077)	(24,665)	(23,122)
Loans, net	1,735,972	1,709,809	1,687,527	1,672,857	1,672,997
FDIC indemnification asset	30,908	32,510	34,691	37,102	40,389
Property, plant, and equipment, net	59,145	60,043	61,116	63,526	64,085
Other real estate owned:
Covered under loss share agreements	8,814	8,705	7,541	7,381	6,407
Not covered under loss share agreements	5,693	5,923	7,318	5,450	4,743
Interest receivable	6,206	6,259	7,521	7,336	8,010
Goodwill	105,657	105,455	105,455	104,892	104,892
Intangible assets	2,512	2,691	2,866	2,976	3,159
Other assets	105,890	107,924	111,524	112,313	113,149
Total assets	$2,575,401	$2,610,346	$2,602,514	$2,652,651	$2,650,735

Deposits:
Noninterest-bearing	$357,871	$353,137	$339,680	$353,951	$349,972
Interest-bearing	362,318	382,752	361,821	374,546	354,862
Savings	517,766	531,096	524,010	527,887	513,781
Time	685,149	707,704	725,231	740,181	770,081
Total deposits	1,923,104	1,974,689	1,950,742	1,996,565	1,988,696
Interest, taxes, and other liabilities	23,576	23,323	22,770	24,653	23,019
Federal funds purchased	-	-	16,000	-	-
Securities sold under agreements to repurchase	120,159	112,337	118,308	114,647	121,204
FHLB borrowings	150,000	150,000	150,000	150,000	150,000
Other borrowings	16,087	16,087	16,088	15,839	15,877
Total liabilities	2,232,926	2,276,436	2,273,908	2,301,704	2,298,796

Preferred stock	15,151	15,151	15,251	15,471	15,921
Common stock	20,500	20,500	20,493	20,478	20,447
Additional paid-in capital	215,670	215,827	215,663	215,671	215,139
Retained earnings	133,688	129,115	125,826	123,018	120,273
Treasury stock, at cost	(35,797)	(35,996)	(33,887)	(10,946)	(7,763)
Accumulated other comprehensive loss	(6,737)	(10,687)	(14,740)	(12,745)	(12,078)
Total stockholders' equity	342,475	333,910	328,606	350,947	351,939
Total liabilities and stockholders' equity	$2,575,401	$2,610,346	$2,602,514	$2,652,651	$2,650,735

Shares outstanding at period end	18,403,692	18,392,020	18,514,579	19,888,028	20,060,862
Book value per common share at period end(1)	$17.61	$17.18	$16.79	$16.75	$16.63
Tangible book value per common share at period end(2)	$12.05	$11.61	$11.26	$11.60	$11.53

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

9

FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2014	2014	2013	2013	2013
Allowance for Loan Losses
Beginning balance	$23,798	$24,077	$24,665	$23,122	$24,850
Provision for loan losses charged to operations	1,279	1,793	1,528	2,333	3,205
(Recovery of) provision for loan losses recorded through the FDIC indemnification asset	(138)	(203)	(361)	812	-
Charge-offs	(1,785)	(2,216)	(2,807)	(1,955)	(5,006)
Recoveries	757	347	1,052	353	73
Net charge-offs	(1,028)	(1,869)	(1,755)	(1,602)	(4,933)
Ending balance	$23,911	$23,798	$24,077	$24,665	$23,122

Summary of Asset Quality
Non-covered nonperforming
Nonaccrual loans	$17,464	$20,909	$19,161	$26,397	$29,125
Accruing loans past due 90 days or more	-	-	-	-	-
Troubled debt restructurings ("TDRs")(1)	1,877	1,775	1,311	2,228	276
Total non-covered nonperforming loans	19,341	22,684	20,472	28,625	29,401
Other real estate owned ("OREO") not covered under FDIC loss share agreements	5,693	5,923	7,318	5,450	4,743
Total non-covered nonperforming assets	$25,034	$28,607	$27,790	$34,075	$34,144
Covered nonperforming
Nonaccrual loans	$955	$1,261	$3,353	$3,579	$3,889
Accruing loans past due 90 days or more	109	109	86	82	-
Total covered nonperforming loans	1,064	1,370	3,439	3,661	3,889
OREO covered under FDIC loss share agreements	8,814	8,705	7,541	7,381	6,407
Total covered nonperforming assets	9,878	10,075	10,980	11,042	10,296
Total nonperforming assets	$34,912	$38,682	$38,770	$45,117	$44,440

Performing TDRs(2)	$11,029	$11,193	$10,900	$9,697	$10,927
Total TDRs(3)	12,906	12,968	12,211	11,925	11,203

Asset Quality Ratios
Excluding covered assets
Nonperforming loans to total loans	1.19%	1.43%	1.31%	1.87%	1.95%
Nonperforming assets to total assets	1.03%	1.16%	1.14%	1.37%	1.39%
Non-PCI allowance for loan losses to nonperforming loans	121.47%	102.74%	113.92%	82.52%	75.12%
Non-PCI allowance to non-covered total loans	1.44%	1.47%	1.50%	1.54%	1.47%
Annualized net charge-offs to average loans	0.26%	0.48%	0.45%	0.42%	1.31%
Including covered assets
Nonperforming loans to total loans	1.16%	1.39%	1.40%	1.90%	1.97%
Nonperforming assets to total assets	1.36%	1.48%	1.49%	1.70%	1.68%
Nonperforming assets to total loans and other real estate owned	112.07%	115.74%	145.60%	149.60%	160.70%
Allowance for loan losses to nonperforming loans	117.18%	98.94%	100.69%	76.40%	69.46%
Allowance for loan losses to total loans	1.36%	1.37%	1.41%	1.45%	1.37%

(1)	Accruing TDRs restructured within the past six months or nonperforming
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing nonperforming and performing TDRs

10

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended June 30,
	2014			2013
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,748,048	$23,467	5.38%	$1,692,248	$24,308	5.76%
Securities available-for-sale	428,111	3,239	3.03%	547,411	3,711	2.72%
Securities held-to-maturity	12,767	39	1.23%	690	14	8.14%
Interest-bearing deposits	49,325	47	0.38%	83,168	72	0.35%
Total earning assets	2,238,251	26,792	4.80%	2,323,517	28,105	4.85%
Other assets	334,279			355,778
Total assets	$2,572,530			$2,679,295

Liabilities
Interest-bearing deposits
Demand deposits	$372,536	$52	0.06%	$361,993	$59	0.07%
Savings deposits	524,539	128	0.10%	516,375	148	0.11%
Time deposits	697,326	1,655	0.95%	784,078	2,076	1.06%
Total interest-bearing deposits	1,594,401	1,835	0.46%	1,662,446	2,283	0.55%
Borrowings
Federal funds purchased	-	-	-	4	-	-
Retail repurchase agreements	61,458	24	0.16%	73,408	100	0.55%
Wholesale repurchase agreements	50,000	468	3.75%	50,000	468	3.75%
FHLB advances and other borrowings	166,087	1,698	4.10%	165,877	1,699	4.11%
Total borrowings	277,545	2,190	3.16%	289,289	2,267	3.14%
Total interest-bearing liabilities	1,871,946	4,025	0.86%	1,951,735	4,550	0.93%
Noninterest-bearing demand deposits	344,485			344,180
Other liabilities	16,490			18,163
Total liabilities	2,232,921			2,314,078
Stockholders' equity	339,609			365,217
Total liabilities and stockholders' equity	$2,572,530			$2,679,295
Net interest income, tax equivalent		$22,767			$23,555
Net interest rate spread(3)			3.94%			3.92%
Net interest margin(4)			4.08%			4.07%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

11

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Six Months Ended June 30,
	2014			2013
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,733,061	$46,359	5.39%	$1,699,196	$49,196	5.84%
Securities available-for-sale	463,783	7,047	3.06%	546,053	7,440	2.75%
Securities held-to-maturity	7,098	54	1.53%	753	30	8.03%
Interest-bearing deposits	37,924	77	0.41%	90,987	138	0.31%
Total earning assets	2,241,866	53,537	4.82%	2,336,989	56,804	4.90%
Other assets	340,117			354,107
Total assets	$2,581,983			$2,691,096

Liabilities
Interest-bearing deposits
Demand deposits	$371,286	$106	0.06%	$357,878	$115	0.06%
Savings deposits	527,270	265	0.10%	511,175	302	0.12%
Time deposits	705,817	3,352	0.96%	799,980	4,228	1.07%
Total interest-bearing deposits	1,604,373	3,723	0.47%	1,669,033	4,645	0.56%
Borrowings
Federal funds purchased	1,763	3	0.34%	2	-	-
Retail repurchase agreements	64,391	51	0.16%	74,573	206	0.56%
Wholesale repurchase agreements	50,000	931	3.75%	53,802	943	3.53%
FHLB advances and other borrowings	166,087	3,375	4.10%	170,879	3,398	4.01%
Total borrowings	282,241	4,360	3.12%	299,256	4,547	3.06%
Total interest-bearing liabilities	1,886,614	8,083	0.87%	1,968,289	9,192	0.94%
Noninterest-bearing demand deposits	340,550			338,216
Other liabilities	18,692			21,218
Total liabilities	2,245,856			2,327,723
Stockholders' equity	336,127			363,393
Total liabilities and stockholders' equity	$2,581,983			$2,691,116
Net interest income, tax equivalent		$45,454			$47,612
Net interest rate spread(3)			3.95%			3.96%
Net interest margin(4)			4.09%			4.11%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

12

FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INTEREST MARGIN TO NORMALIZED NET INTEREST MARGIN (Unaudited)

	Three Months Ended June 30,
	2014		2013
	Average Yield/	Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$23,467	5.38%	$24,308	5.76%
Accretion income	2,789		3,763
Less: cash accretion income	1,247		1,708
Non-cash accretion income	1,542		2,055
Loans, excluding non-cash accretion income	21,925	5.03%	22,253	5.27%
Other earning assets	3,325	2.72%	3,797	2.41%
Total earning assets	25,250	4.52%	26,050	4.50%
Total interest-bearing liabilities	4,025	0.86%	4,550	0.93%
Net interest income, tax equivalent	$21,225		$21,500
Net interest rate spread(3)		3.66%		3.57%
Net interest margin(4)		3.80%		3.71%

	Six Months Ended June 30,
	2014		2013
	Average Yield/	Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$46,359	5.39%	$49,196	5.84%
Accretion income	5,912		7,605
Less: cash accretion income	1,848		3,491
Non-cash accretion income	4,064		4,114
Loans, excluding non-cash accretion income	42,295	4.92%	45,082	5.35%
Other earning assets	7,178	2.84%	7,608	2.41%
Total earning assets	49,473	4.45%	52,690	4.54%
Total interest-bearing liabilities	8,083	0.86%	9,192	0.94%
Net interest income, tax equivalent	$41,390		$43,498
Net interest rate spread(3)		3.59%		3.60%
Net interest margin(4)		3.73%		3.75%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

13